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The Board of Directors
Cabletron Systems, Inc.:

We consent to the use of our reports incorporated herein by reference.

                                              /s/ KPMG Peat Marwick LLP
                                              KPMG Peat Marwick LLP



Boston, Massachusetts
July 26, 1996